Adamas Trust, Inc. Reports Second Quarter 2026 Results, Delivers Fourth Consecutive Quarter of Book Value Growth

NEW YORK, July 29, 2026 (GLOBE NEWSWIRE) - Adamas Trust, Inc. (Nasdaq: ADAM) (“Adamas,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2026.

Financial Highlights for Second Quarter 2026:

•GAAP basic earnings per share of $0.48;
•Earnings available for distribution (or "EAD") (1) per common share of $0.30, up 36.4% year-over-year and 3.4% quarter-over-quarter, reflecting continued portfolio expansion and earnings momentum;
•Quarterly economic return (2) of 4.51%; Quarterly economic return on adjusted book value (1)(2) of 4.81%;
•Book value per share of $10.16, up 1.8% quarter-over-quarter;
•Adjusted book value (1) per share of $11.05, up 2.3% quarter-over-quarter;
•Total net interest income of $50.2 million, up 3.7% quarter-over-quarter; Total adjusted net interest income (1) of $50.3 million, up 4.4% quarter-over-quarter;
•Declared second quarter common stock dividend of $0.27 per share, representing a 11.5% annualized yield (3);
•Cumulative stockholder return (4) of 31.2% for the quarter; 58.5% over the last twelve months; and
•Company Recourse Leverage Ratio of 5.5x; Portfolio Recourse Leverage Ratio of 5.2x.

Management Update To Our Stockholders

Jason Serrano, Chief Executive Officer, commented: “The second quarter marked another significant step forward in Adamas' evolution. Over the past eighteen months, we have built a larger and more diversified investment platform, strengthened our earnings power, sharpened our competitive edge with the addition of Constructive, and preserved the financial flexibility to keep growing across market environments. This quarter's results, with sustained growth in earnings, book value, and our investment portfolio, reflect the efficacy and durability of our business model. As we move into the second half of the year, we believe that continued execution of our strategy will build on this momentum, driving further shareholder value and reinforcing the intrinsic value of the Company.”

(1) Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Non-GAAP Financial Measures."
(2) Economic return on book value and economic return on adjusted book value are based on the periodic change in GAAP book value and adjusted book value, respectively, per common share plus dividends declared per common share, if any, during the period.
(3) Annualized yield is calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on June 30, 2026.
(4) Cumulative stockholder return includes common stock price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date.

Business Highlights:

Investing & Origination Activity

•Acquired $1.5 billion of new single-family residential investments during the quarter, including $798.3 million of Agency investments and $632.3 million of business purpose loans (5)
•Expanded Agency investment portfolio to $7.2 billion, with 89% of holdings in specified pools and an average coupon of 5.48%
•BPL-Rental portfolio grew to $2.3 billion in UPB, supported by strong credit fundamentals, including average FICO of 750, average LTV of 71% and average DSCR of 1.35x
•Constructive originated $427.6 million of business purpose loans in the quarter, surpassing $6.9 billion in cumulative originations since inception in 2017 (6)
•Received approximately $11.4 million in proceeds from the redemption of a Mezzanine Lending investment

Financing & Capital

•Issued $521.2 million of BPL-Rental securitizations across two transactions with a 5.48% effective cost (7)
•Redeemed a residential loan securitization with an outstanding principal balance at the time of redemption of approximately $243.6 million
•Increased warehouse capacity to $3.7 billion, up $250.0 million in the quarter

Stockholder Value

•Raised common stock dividend to $0.27, an increase of 17.4%
•$1.5 billion in cumulative common stock dividends declared since June 2004

Subsequent Events

•Priced $341 million BPL-Rental securitization with a 5.73% effective cost (7)

(5) Acquired business purpose loans include $381.5 million of loans originated by Constructive and transferred at fair value to the Company's investment portfolio.
(6) Origination amounts represent total loan commitments.
(7) Effective cost represents the weighted average yield at issuance of all tranches sold in the securitizations, weighted by the issuance proceeds of each tranche, and reflecting the modeling assumptions set forth in the related offering documents.

Capital Allocation

The following table sets forth our allocated capital at June 30, 2026 (dollar amounts in thousands):

	Investment Portfolio (1)	Constructive	Corporate/Other	Total
Investment securities available for sale and TBAs (2)	$7,647,797	$—	$—	$7,647,797
Residential loans	4,722,364	59,071	—	4,781,435
Consolidated SLST CDOs	(956,329)	—	—	(956,329)
Residential loans held for sale	—	59,002	—	59,002
Multi-family loans	45,079	—	—	45,079
Equity investments	22,767	—	—	22,767
Equity investments in consolidated multi-family properties (3)	123,944	—	—	123,944
Single-family rental properties	110,438	—	—	110,438
Mortgage servicing rights	19,093	—	—	19,093
Total investments	11,735,153	118,073	—	11,853,226
Liabilities:
Repurchase agreements, warehouse facilities and TBA cost basis (4)	(7,626,127)	(104,080)	—	(7,730,207)
Collateralized debt obligations
Residential loan securitization CDOs	(2,564,684)	—	—	(2,564,684)
Non-Agency RMBS re-securitization	(60,843)	—	—	(60,843)
Senior unsecured notes	—	—	(347,537)	(347,537)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (5)	75,692	22,357	188,167	286,216
Goodwill	—	22,396	—	22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(28,225)	—	—	(28,225)
Other	129,063	12,016	(53,958)	87,121
Net Company capital allocated	$1,660,029	$70,762	$(258,328)	$1,472,463

Company Recourse Leverage Ratio (6)				5.5	x
Portfolio Recourse Leverage Ratio				5.2	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2026 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $139.4 million.
(2)Includes implied fair value of outstanding TBAs of $664.4 million. TBAs are recorded as derivative instruments in the Company's condensed consolidated financial statements. As of June 30, 2026, our TBAs had a net carrying value of $1.4 million reported in other assets on the Company's condensed consolidated balance sheets. The net carrying value represents the difference between the implied fair value of the underlying security in the TBA contract and the price to be paid or received for the underlying security (or cost basis).
(3)Represents the Company's equity investments in consolidated multi-family properties. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties to the Company's condensed consolidated financial statements.
(4)Includes repurchase agreements and warehouse facilities with a carrying value of $7.1 billion and outstanding TBAs with a cost basis of $663.0 million.
(5)Excludes cash in the amount of $3.9 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash of $96.9 million is included in the Company’s accompanying condensed consolidated balance sheets in other assets.

(6)Company Recourse Leverage Ratio does not include Consolidated SLST CDOs amounting to $956.3 million, residential loan securitization CDOs amounting to $2.6 billion, non-Agency RMBS re-securitization CDOs amounting to $60.8 million and mortgages payable on real estate totaling $274.9 million as they are non-recourse debt.

Net Interest Spread

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended June 30, 2026 (dollar amounts in thousands):

Three Months Ended June 30, 2026

	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$96,856	$64,770	$1,714	$4,034	$167,374
Adjusted Interest Expense (1)	(59,979)	(44,277)	—	(12,844)	(117,100)
Adjusted Net Interest Income (Loss) (1)	$36,877	$20,493	$1,714	$(8,810)	$50,274

Average Interest Earning Assets (3)	$6,875,264	$3,826,140	$55,752	$351,156	$11,108,312
Average Interest Bearing Liabilities (4)	$6,177,150	$3,416,367	$—	$735,769	$10,329,286

Yield on Average Interest Earning Assets (1) (5)	5.64%	6.77%	12.30%	4.60%	6.03%
Average Financing Cost (1) (6)	(3.89)%	(5.20)%	—	(7.00)%	(4.55)%
Net Interest Spread (1) (7)	1.75%	1.57%	12.30%	(2.40)%	1.48%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, residential loans held for sale, multi-family loans, investment securities and cost basis of outstanding TBAs, to the extent applicable, and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes, subordinated debentures and cost basis of outstanding TBAs, to the extent applicable, and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.

Segment Information

The following tables present summarized financial information by our two reportable segments, investment portfolio and Constructive, for the three and six months ended June 30, 2026, respectively (dollar amounts in thousands). The activities within Corporate/Other are reconciling items to the condensed consolidated financial statements and primarily consist of general and administrative expenses not directly attributable to the investment portfolio or Constructive, interest expense on senior unsecured notes and subordinated debentures, financing transaction costs unrelated to securitizations and preferred stock dividends.

	For the Three Months Ended June 30, 2026
	Investment Portfolio	Constructive	Corporate/Other	Total
Total net interest income (loss)	$58,779	$470	$(9,040)	$50,209
Total net loss from real estate	(2,289)	—	—	(2,289)
Total other income (loss)	43,634	15,623	(14,099)	45,158
Total general, administrative and operating expenses (1)	15,203	16,752	8,057	40,012
Income (loss) from operations before income taxes	84,921	(659)	(31,196)	53,066
Income tax expense (benefit)	12	8	(7)	13
Net income (loss)	84,909	(667)	(31,189)	53,053
Net loss attributable to non-controlling interests	2,129	—	—	2,129
Net income (loss) attributable to Company	87,038	(667)	(31,189)	55,182
Preferred stock dividends	—	—	(11,758)	(11,758)
Net income (loss) attributable to Company's common stockholders	$87,038	$(667)	$(42,947)	$43,424

(1)General, administrative and operating expenses of the Constructive segment include $9.8 million of direct general and administrative expenses and $4.8 million of direct loan origination costs incurred by Constructive.

	For the Six Months Ended June 30, 2026
	Investment Portfolio	Constructive	Corporate/Other	Total
Total net interest income (loss)	$116,039	$979	$(18,397)	$98,621
Total net loss from real estate	(4,891)	—	—	(4,891)
Total other income	50,112	31,392	44,602	126,106
Total general, administrative and operating expenses (1)	29,240	32,373	18,434	80,047
Income (loss) from operations before income taxes	132,020	(2)	7,771	139,789
Income tax expense	27	8	137	172
Net income (loss)	131,993	(10)	7,634	139,617
Net income attributable to non-controlling interests	(35,836)	—	—	(35,836)
Net income (loss) attributable to Company	96,157	(10)	7,634	103,781
Preferred stock dividends	—	—	(23,461)	(23,461)
Net income (loss) attributable to Company's common stockholders	$96,157	$(10)	$(15,827)	$80,320

(1)General, administrative and operating expenses of the Constructive segment include $19.1 million of direct general and administrative expenses and $8.9 million of direct loan origination costs incurred by Constructive.

Conference Call

On Thursday, July 30, 2026 at 9:00 a.m., Eastern Time, Adamas Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2026. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI8db8d7855cb940678f958615f1061dce. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at www.adamasreit.com or at https://edge.media-server.com/mmc/p/f3eewa2i/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at www.adamasreit.com under the "Investors — Events and Presentations" section. Second Quarter 2026 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About Adamas Trust

Adamas Trust, Inc. is an internally managed real estate investment trust (“REIT”) focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “UPB” refers to unpaid principal balance; “LTV” refers to loan-to-value ratio; “DSCR” refers to debt service coverage ratio; “Constructive” refers to Constructive Loans, LLC, the Company's wholly-owned origination platform; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “TBAs” refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; “Agency investments” refer to Agency RMBS and TBAs; “TBA dollar roll transaction” refers to a transaction where two TBA contracts with the same terms but different settlement dates are simultaneously bought and sold; “TBA dollar roll income” refers to the difference in price between TBA contracts in TBA dollar roll transactions; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit (or “BPL-Bridge”) or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants (or “BPL-Rental”); “Mezzanine Lending” refers to preferred equity investments in multi-family properties; “Cross-collateralized mezzanine lending investment” refers to a cross-collateralized preferred equity and joint venture equity investment in multi-family properties; “Multi-Family Credit” includes Mezzanine Lending; “Single-Family Credit” includes residential loans, residential loans held for sale, non-Agency RMBS and single-family rental properties; “Corporate/Other” includes, or included, other investment securities and our equity investment in Constructive (prior to July 15, 2025); “Company Recourse Leverage” represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity; and “Portfolio Recourse Leverage” represents the Company's outstanding recourse repurchase agreement and warehouse facility financing and cost basis of outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; changes in the benefits the Company anticipates from the acquisition of Constructive; the Company's ability to effectively integrate Constructive into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@adamasreit.com

FINANCIAL TABLES FOLLOW

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$6,983,403	$6,904,781
Residential loans, at fair value	4,781,435	4,358,175
Residential loans held for sale, at fair value	59,002	80,707
Multi-family loans, at fair value	45,079	55,476
Equity investments, at fair value	22,767	24,711
Cash and cash equivalents	212,307	210,333
Real estate, net	451,790	553,496
Goodwill	22,396	22,396
Other assets	385,719	428,772
Total Assets (1)	$12,963,898	$12,638,847
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements and warehouse facilities	$7,067,223	$6,753,417
Collateralized debt obligations ($3,240,220 at fair value and $341,636 at amortized cost, net as of June 30, 2026 and $3,148,157 at fair value and $363,645 at amortized cost, net as of December 31, 2025)	3,581,856	3,511,802
Senior unsecured notes ($347,537 at fair value as of June 30, 2026 and $260,852 at fair value and $99,585 at amortized cost, net as of December 31, 2025)	347,537	360,437
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	274,940	332,131
Other liabilities	175,343	205,623
Total liabilities (1)	11,491,899	11,208,410

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	2,529	3,016

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 200,000,000 shares authorized, 22,385,674 shares issued and outstanding ($559,642 aggregate liquidation preference)	540,472	540,472
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 89,879,786 and 90,303,863 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	899	903
Additional paid-in capital	2,306,071	2,294,194
Accumulated deficit	(1,374,979)	(1,408,647)
Company's stockholders' equity	1,472,463	1,426,922
Non-controlling interests	(2,993)	499
Total equity	1,469,470	1,427,421
Total Liabilities and Equity	$12,963,898	$12,638,847
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2026 and December 31, 2025, assets of consolidated VIEs totaled $4,343,904 and $4,367,560, respectively, and the liabilities of consolidated VIEs totaled $3,887,010 and $3,881,273, respectively.

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
NET INTEREST INCOME:
Interest income	$174,393	$140,901	$346,459	$270,636
Interest expense	124,184	104,454	247,838	201,091
Total net interest income	50,209	36,447	98,621	69,545

NET LOSS FROM REAL ESTATE:
Rental income	11,983	17,806	24,607	35,340
Other real estate income	2,033	2,832	3,977	5,953
Total income from real estate	14,016	20,638	28,584	41,293
Interest expense, mortgages payable on real estate	3,350	5,882	7,171	11,890
Depreciation expense	4,486	5,928	9,109	11,823
Other real estate expenses	8,469	11,842	17,195	22,829
Total expenses related to real estate	16,305	23,652	33,475	46,542
Total net loss from real estate	(2,289)	(3,014)	(4,891)	(5,249)

OTHER INCOME (LOSS):
Realized losses, net	(12,960)	(3,771)	(23,640)	(44,871)
Unrealized (losses) gains, net	(8,499)	24,614	(71,067)	142,818
Gains (losses) on derivative instruments, net	48,789	(26,966)	136,604	(73,768)
Mortgage banking activities, net	16,208	—	31,537	—
(Loss) income from equity investments	(231)	(1,428)	491	2,161
Impairment of real estate	(161)	(3,913)	(2,391)	(7,818)
Other income	2,012	2,200	54,572	4,167
Total other income (loss)	45,158	(9,264)	126,106	22,689

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	25,613	11,786	50,103	24,201
Portfolio operating expenses	6,427	7,354	12,565	14,560
Loan origination costs	4,847	—	8,872	—
Financing transaction costs	3,125	750	8,507	6,232
Total general, administrative and operating expenses	40,012	19,890	80,047	44,993

INCOME FROM OPERATIONS BEFORE INCOME TAXES	53,066	4,279	139,789	41,992
Income tax expense (benefit)	13	(161)	172	487

NET INCOME	53,053	4,440	139,617	41,505
Net loss (income) attributable to non-controlling interests	2,129	4,106	(35,836)	9,196
NET INCOME ATTRIBUTABLE TO COMPANY	55,182	8,546	103,781	50,701
Preferred stock dividends	(11,758)	(12,032)	(23,461)	(23,902)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$43,424	$(3,486)	$80,320	$26,799

Basic earnings (loss) per common share	$0.48	$(0.04)	$0.89	$0.30
Diluted earnings (loss) per common share	$0.47	$(0.04)	$0.87	$0.29
Weighted average shares outstanding-basic	89,979	90,324	90,165	90,453
Weighted average shares outstanding-diluted	92,348	90,324	92,202	91,222

ADAMAS TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest income	$174,393	$172,065	$170,680	$160,633	$140,901
Interest expense	124,184	123,654	127,510	124,047	104,454
Total net interest income	50,209	48,411	43,170	36,586	36,447
Total net loss from real estate	(2,289)	(2,602)	(3,292)	(3,878)	(3,014)
Total other income (loss)	45,158	80,947	52,568	48,604	(9,264)
Total general, administrative and operating expenses	40,012	40,031	36,123	41,825	19,890
Income from operations before income taxes	53,066	86,725	56,323	39,487	4,279
Income tax expense (benefit)	13	159	(44)	(298)	(161)
Net income	53,053	86,566	56,367	39,785	4,440
Net loss (income) attributable to non-controlling interests	2,129	(37,965)	(2,840)	5,035	4,106
Net income attributable to Company	55,182	48,601	53,527	44,820	8,546
Preferred stock dividends	(11,758)	(11,704)	(11,922)	(12,118)	(12,032)
Net income (loss) attributable to Company's common stockholders	43,424	36,897	41,605	32,702	(3,486)

Basic earnings (loss) per common share	$0.48	$0.41	$0.46	$0.36	$(0.04)
Diluted earnings (loss) per common share	$0.47	$0.40	$0.45	$0.36	$(0.04)
Weighted average shares outstanding - basic	89,979	90,353	90,399	90,406	90,324
Weighted average shares outstanding - diluted	92,348	92,060	91,986	91,614	90,324

Yield on average interest earning assets (1)	6.03%	6.07%	6.23%	6.34%	6.48%
Net interest spread (1)	1.48%	1.44%	1.53%	1.51%	1.50%
Earnings available for distribution attributable to Company's common stockholders (1)	$27,127	$26,423	$20,414	$21,991	$20,024
Earnings available for distribution per common share - basic (1)	$0.30	$0.29	$0.23	$0.24	$0.22
Book value per common share	$10.16	$9.98	$9.60	$9.20	$9.11
Adjusted book value per common share (1)	$11.05	$10.80	$10.63	$10.38	$10.26

Dividends declared per common share	$0.27	$0.23	$0.23	$0.23	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.65	$0.65	$0.68	$0.70	$0.69
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and Mezzanine Lending investments, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include implied interest income from TBA dollar roll transactions (calculated using the yield to maturity at trade date for each TBA dollar roll position),
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps and implied financing cost of TBA dollar roll transactions (representing the difference between implied interest income from TBA dollar roll transactions and TBA dollar roll income),
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets, including the cost basis of outstanding TBAs and excluding all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, including the cost basis of outstanding TBAs and excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in gains (losses) on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (implied interest income less implied financing cost).

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	June 30, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$92,911	$75,734	$1,714	$4,034	$174,393
GAAP interest expense	(56,683)	(55,199)	—	(12,302)	(124,184)
GAAP total net interest income (loss)	$36,228	$20,535	$1,714	$(8,268)	$50,209

GAAP interest income	$92,911	$75,734	$1,714	$4,034	$174,393
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,964)	—	—	(10,964)
Implied interest income from TBAs	3,945	—	—	—	3,945
Adjusted interest income	$96,856	$64,770	$1,714	$4,034	$167,374

GAAP interest expense	$(56,683)	$(55,199)	$—	$(12,302)	$(124,184)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,964	—	—	10,964
Net interest component of interest rate swaps	(1,099)	(42)	—	(542)	(1,683)
Implied financing cost of TBAs	(2,197)	—	—	—	(2,197)
Adjusted interest expense	$(59,979)	$(44,277)	$—	$(12,844)	$(117,100)

Adjusted net interest income (loss) (1)	$36,877	$20,493	$1,714	$(8,810)	$50,274

	March 31, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
GAAP interest expense	(58,596)	(53,206)	—	(11,852)	(123,654)
GAAP total net interest income (loss)	$35,359	$20,251	$1,654	$(8,853)	$48,411

GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,120)	—	—	(11,120)
Implied interest income from TBAs	1,000	—	—	—	1,000
Adjusted interest income	$94,955	$62,337	$1,654	$2,999	$161,945

GAAP interest expense	$(58,596)	$(53,206)	$—	$(11,852)	$(123,654)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,120	—	—	11,120
Net interest component of interest rate swaps	(381)	11	—	(162)	(532)
Implied financing cost of TBAs	(713)	—	—	—	(713)
Adjusted interest expense	$(59,690)	$(42,075)	$—	$(12,014)	$(113,779)

Adjusted net interest income (loss) (1)	$35,265	$20,262	$1,654	$(9,015)	$48,166

	December 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
GAAP interest expense	(63,766)	(52,710)	—	(11,034)	(127,510)
GAAP total net interest income (loss)	$30,977	$18,990	$1,711	$(8,508)	$43,170

GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,955)	—	—	(10,955)
Implied interest income from TBAs	154	—	—	—	154
Adjusted interest income	$94,897	$60,745	$1,711	$2,526	$159,879

GAAP interest expense	$(63,766)	$(52,710)	$—	$(11,034)	$(127,510)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,955	—	—	10,955
Net interest component of interest rate swaps	2,904	105	—	156	3,165
Implied financing cost of TBAs	(142)	—	—	—	(142)
Adjusted interest expense	$(61,004)	$(41,650)	$—	$(10,878)	$(113,532)

Adjusted net interest income (loss) (1)	$33,893	$19,095	$1,711	$(8,352)	$46,347

	September 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
GAAP interest expense	(60,472)	(53,080)	—	(10,495)	(124,047)
GAAP total net interest income (loss)	$25,503	$17,424	$2,124	$(8,465)	$36,586

GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,199)	—	—	(11,199)
Implied interest income from TBAs	397	—	—	—	397
Adjusted interest income	$86,372	$59,305	$2,124	$2,030	$149,831

GAAP interest expense	$(60,472)	$(53,080)	$—	$(10,495)	$(124,047)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,199	—	—	11,199
Net interest component of interest rate swaps	5,204	504	—	392	6,100
Implied financing cost of TBAs	(331)	—	—	—	(331)
Adjusted interest expense	$(55,599)	$(41,377)	$—	$(10,103)	$(107,079)

Adjusted net interest income (loss) (1)	$30,773	$17,928	$2,124	$(8,073)	$42,752

	June 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
GAAP interest expense	(48,564)	(48,637)	—	(7,253)	(104,454)
GAAP total net interest income (loss)	$21,179	$18,869	$2,203	$(5,804)	$36,447

GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
Adjusted for:
Consolidated SLST CDO interest expense	—	(8,429)	—	—	(8,429)
Implied interest income from TBAs	31	—	—	—	31
Adjusted interest income	$69,774	$59,077	$2,203	$1,449	$132,503

GAAP interest expense	$(48,564)	$(48,637)	$—	$(7,253)	$(104,454)
Adjusted for:
Consolidated SLST CDO interest expense	—	8,429	—	—	8,429
Net interest component of interest rate swaps	3,149	183	—	322	3,654
Implied financing cost of TBAs	(24)	—	—	—	(24)
Adjusted interest expense	$(45,439)	$(40,025)	$—	$(6,931)	$(92,395)

Adjusted net interest income (loss) (1)	$24,335	$19,052	$2,203	$(5,482)	$40,108
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) is a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest component of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) other non-recurring gains (losses), (e) depreciation of operating real estate, (f) non-cash expenses, (g) financing transaction costs, (h) non-recurring restructuring and transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD adjustments attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net income (loss) attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
GAAP net income (loss) attributable to Company's common stockholders	$43,424	$36,897	$41,605	$32,702	$(3,486)
Adjustments:
Realized losses, net	12,960	10,680	14,947	5,610	3,771
Unrealized losses (gains), net	8,499	62,568	(19,726)	(54,852)	(24,614)
(Gains) losses on derivative instruments, net (1)	(48,724)	(88,059)	(25,294)	19,172	30,627
Unrealized losses, net on equity investments (2)	1,020	46	4,505	2,860	3,352
Impairment of real estate	161	2,231	330	1,619	3,913
Other losses (gains) (3)	150	(50,266)	(8,691)	358	(535)
Depreciation of operating real estate	4,486	4,623	5,366	5,936	5,928
Non-cash expenses (4)	3,294	3,157	3,096	2,961	2,561
Financing transaction costs	3,125	5,382	—	7,941	750
Restructuring and transaction expenses (5)	—	—	109	1,245	577
Income tax effect of adjustments	11	4	(75)	(336)	(173)
EAD adjustments attributable to non-controlling interests	(1,279)	39,160	4,242	(3,225)	(2,647)
Earnings available for distribution attributable to Company's common stockholders	$27,127	$26,423	$20,414	$21,991	$20,024

Weighted average shares outstanding - basic	89,979	90,353	90,399	90,406	90,324
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$0.48	$0.41	$0.46	$0.36	$(0.04)
EAD per common share - basic	$0.30	$0.29	$0.23	$0.24	$0.22

(1)Excludes net interest expense of interest rate swaps of approximately $1.7 million and $0.5 million for the three months ended June 30, 2026 and March 31, 2026, respectively, and net interest benefit of interest rate swaps of approximately $3.2 million, $6.1 million and $3.7 million for the three months ended December 31, 2025, September 30, 2025, and June 30, 2025, respectively. Also excludes TBA dollar roll income of approximately $1.7 million, $0.3 million, $12.0 thousand, $66.2 thousand and $7.0 thousand for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively.
(2)Included in (loss) income from equity investments on the Company's condensed consolidated statements of operations.
(3)Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on extinguishment of debt, Mezzanine Lending premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Includes stock-based compensation and intangible asset amortization.
(5)Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value.

Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a cross-collateralized mezzanine lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and cross-collateralized mezzanine lending investment that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in an entity in which we maintain our cross-collateralized mezzanine lending investment, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the entity in which we maintain our cross-collateralized mezzanine lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our cross-collateralized mezzanine lending investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are, or were, carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Company's stockholders' equity	$1,472,463	$1,456,461	$1,426,922	$1,390,777	$1,381,203
Preferred stock liquidation preference	(559,642)	(559,642)	(559,642)	(559,642)	(558,498)
GAAP book value	912,821	896,819	867,280	831,135	822,705
Add:
Cumulative depreciation expense on real estate (1)	26,516	24,751	26,864	26,357	25,170
Cumulative amortization of lease intangibles related to real estate (1)	3,794	3,794	4,106	4,620	4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	28,225	23,304	42,222	54,782	49,574
Adjustment of amortized cost liabilities to fair value	21,649	22,257	19,202	20,481	24,153
Adjusted book value	$993,005	$970,925	$959,674	$937,375	$926,222

Common shares outstanding	89,880	89,861	90,304	90,308	90,314
GAAP book value per common share (2)	$10.16	$9.98	$9.60	$9.20	$9.11
Adjusted book value per common share (3)	$11.05	$10.80	$10.63	$10.38	$10.26

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own, and have owned, a cross-collateralized mezzanine lending and joint venture equity investments in entities that own multi-family properties. We determined that these entities are VIEs and that we are or were the primary beneficiary of these VIEs, resulting in consolidation of the VIEs, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the entities' membership interests.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of June 30, 2026, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our condensed consolidated financial statements as of June 30, 2026 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,939
Real estate, net	341,352
Other assets	30,800
Total assets	$376,091

Mortgages payable on real estate, net	$274,940
Other liabilities	6,021
Total liabilities	$280,961

Redeemable non-controlling interest in Consolidated VIEs	$2,529
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(28,225)
Non-controlling interest in Consolidated VIEs	(3,118)
Net equity investment in consolidated multi-family properties	$123,944